UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 2, 2005

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina		27104
(Address of principal executive offices)		(Zip Code)
Issuer’s telephone number: (336) 768-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 2 pages, excluding exhibits.

Item 7.01 Regulation FD Disclousre.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Ex-99.1

Item 7.01 Regulation FD Disclosure.
On November 2, 2005, F. Scott Bauer, Chairman and Chief Executive Officer of Southern Community Financial Corporation (Nasdaq: SCMF; SCMFO) (the “Company”) will participate in a panel discussion at a one-day Financial Institutions Investor Conference at 3:30 P.M. The one-day event will be held at The Grand Hyatt Hotel in New York City and webcast live at www.ryanbeck.com.
Information is being furnished in Exhibit 99.1 with respect to presentations to investors and others that may be made by executive officers of Southern Community Financial Corporation (Nasdaq: SCMF; SCMFO) (the “Company”). This information includes the Company’s financial performance, strategies, and selected financial and operational information through the third quarter of 2005 and does not represent a complete set of financial statements and related footnotes prepared in conformity with generally accepted accounting principles (“GAAP”).
This webcast can also be accessed through Southern Community’s website at www.smallenoughtocare.com under Investor Relations/Presentations. Southern Community Financial Corporation’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Company.
Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purpose of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities act of 1933, except as shall be expressly set forth by specific reference in such a filing.
Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank & Trust, a community bank with eighteen banking offices throughout the Piedmont Triad region of North Carolina.
Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
Exhibit 99.1 Presentation of Southern Community Financial Corporation, dated November 2, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation
Date: November 2, 2005	By:	/s/ David W. Hinshaw
		Name:	David W. Hinshaw
		Title:	Executive Vice President and Chief Financial Officer

*end of release*